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                                                                   EXHIBIT 10(u)

                                 AMENDMENT NO. 5
                                       TO
                               BRUSH WELLMAN INC.
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
                         (December 1, 1992 Restatement)


         Brush Wellman Inc., an Ohio corporation, hereby adopts this Amendment No. 5 to the Brush Wellman Inc. Supplemental Retirement Benefit Plan (December 1, 1992 Restatement) (the "Plan").

                                       I.

         Section 3.1 of the Plan is amended to provide as follows:

         Section 3.1 - Retirement Benefit

                  If a Participant whose employment with the Company and all Related Companies terminates for any reason other than his death after he has 5 or more Years of Vesting Service and either the first day of the calendar month following his attainment of age 55 shall have occurred on or before the date his employment terminated or he survives until the first day of the calendar month following his attainment of age 55, such Participant shall be eligible for a retirement benefit under the Plan in the amount, if any, provided in Section 4.1.

                                       II.

         Section 3.2 of the Plan is amended to provide as follows:

         Section 3.2 - Spouse Death Benefit

                  If either (i) a Participant who has 5 or more Years of Vesting Service dies while employed by the Company or Related Company, or (ii) the employment of a Participant who has 5 or more Years of Vesting Service with the Company and all Related Companies has terminated for any reason other than his death and the Participant dies prior to the first day of the calendar month following the calendar month in which either he attains or would have attained age 55, and, in either case, the Participant's death occurs under circumstances that entitle the Participant's Spouse to a pre-retirement surviving spouse pension under the Brush Pension Plan, the TMI Pension Plan, and/or the WAM Pension Plan, such Participant's Spouse shall be eligible for a death benefit under the Plan in the amount, if any, provided in Section 4.2.


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                                      III.

         Section 5.2 is amended to provide as follows:

         Section 5.2 - Time of Payment

                  Payment of a Retired Participant's retirement benefit under the Plan shall commence as of the first day of the calendar month next following the later of the Participant's Retirement or attainment of age 55. (Payment thereof shall, however, be subject to Section 3.4). Any Spouse death benefit under the Plan shall commence as of the first day of the calendar month next following the later of the calendar month in which the Participant's death occurs or the calendar month in which the Participant would have attained age 55.

                                       IV.

         The changes to the Plan made by this Amendment No. 5 shall be effective with respect to Participants whose employment covered under the Plan terminates after December 31, 1998.


         Executed at Cleveland, Ohio, this ____ day of ____________, 1998.


                                            BRUSH WELLMAN INC.

                                            By:________________________________


                                               Title:__________________________